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                                                                    EXHIBIT 32.1

       CERTIFICATION PURSUANT TO SS. 906 OF THE SARBANES-OXLEY ACT OF 2002
                              (18 U.S.C. SS. 1350)

         The undersigned, as the chief executive officer of ARRIS Group, Inc., certifies that to the best of his knowledge the Annual Report on Form 10-K for the period ended December 31, 2004, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of ARRIS Group, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350) and shall not be relied upon for any other purpose.

         Dated this 30th day of March, 2005.


                                        /s/ ROBERT J. STANZIONE
                                        -----------------------------------
                                        Robert J. Stanzione
                                        Chief Executive Officer, Chairman